SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2012

Achillion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 George Street New Haven, CT		06511
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Officer Compensation, Bonuses and Equity Grants

On December 18, 2012, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Achillion Pharmaceuticals, Inc. (the “Company”) authorized the payment of annual bonus awards to the Company’s principal executive officer, principal financial officer and other Named Executive Officers (as defined in Item 402(a)(3) of Regulation S-K) for work performed by each such officer during the year ended December 31, 2012 (the “2012 Bonus Award”) and approved annual base salaries to be effective as of January 1, 2013. Bonus awards for each officer are based on the Company’s overall performance in the fiscal year, as well as each officer’s individual performance as measured against pre-determined corporate and personal objectives. The target bonus amounts previously established by the Company’s Board of Directors are 35% of the base salary for each senior vice president or executive vice president, 40% of the base salary for the president of research and development and 60% of the base salary for the Company’s chief executive officer. In addition, in consideration of particularly positive achievements during 2012 by our president of research and development and our chief financial officer, the Compensation Committee, in their discretion, granted additional awards as shown below.

In addition to receiving bonus awards, each executive officer was granted an incentive stock option to purchase shares of the Company’s common stock at a purchase price equal to $8.64 per share, representing the closing price of the Company’s common stock on the Nasdaq Global Select Stock Market on the date of grant. Such options are subject to the provisions of the Company’s 2006 Stock Incentive Plan, as amended (the “Plan”), vest over a period of four years, and have a term of ten years. The following table sets forth the 2012 Bonus Awards and equity option awards and the 2013 annual base salary amounts for each such officer:

Name of Executive Officer	2012 Bonus Award	2012 Additional Award	Total 2012 Bonus Award and Additional Awards	No. Shares Subject to 2012 Performance Equity Grant	2013 Base Salary	Target Bonus Percentage
Michael D. Kishbauch	$292,338		$292,338	350,000	$496,200	60%
Milind S. Deshpande, Ph.D.	$161,272	$40,000	$201,272	145,000	$387,400	40%
Gautam Shah, Ph.D.	$117,282		$117,282	145,000	$334,400	35%
Mary Kay Fenton	$113,176	$25,000	$138,176	145,000	$326,400	35%
Joseph Truitt	$109,558		$109,558	145,000	$313,300	35%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHILLION PHARMACEUTICALS, INC.

Date: December 21, 2012	By:	/s/ Mary Kay Fenton
Mary Kay Fenton Chief Financial Officer